CINCINNATI FINANCIAL CORPORATION Investor Contact: Dennis E. McDaniel 513-870-2768 CINF-IR@cinfin.com Media Contact: Joan O. Shevchik 513-603-5323 Media_Inquiries@cinfin.com

Cincinnati Financial Corporation Announces Addition to Board

Cincinnati, February 1, 2010 – Cincinnati Financial Corporation (Nasdaq: CINF) – The Cincinnati Financial board of directors, at its regular meeting on January 29, 2010, added a fourteenth seat to the board, appointing  Linda W. Clement-Holmes to fill the seat effective February 1, 2010. She also will serve on the audit committee.

Clement-Holmes is senior vice president, Global Diversity and Global Business Services, for The Procter & Gamble Company. She joined P&G as a systems analyst and, through her 27-year career, has moved through positions of expanding responsibility in IT and Global Business Services. She has led numerous breakthrough initiatives in IT systems management and organizational development. She earned a Bachelor of Science in Industrial Management and Computer Science degree from Purdue University. She has served on a number of advisory boards including: Conference Board-Council of Chief Information Officers, IT Senior Management Forum, National Urban League, Jack & Jill of America, Cincinnati Black Data Processing Association, Victory Neighborhood Services and 4C (Comprehensive Community Child Care).

John J. Schiff, Jr., CPCU, chairman of the board, commented: “Linda’s expertise in strategic technology management complements the diverse strengths of our current directors, rounding out our board and supporting our goal to create value for shareholders.”

In accordance with the company’s governance guidelines, Clement-Holmes will stand for re-election by shareholders at the annual meeting of shareholders on May 1, 2010. Other nominees on the slate for terms to expire in 2013 are continuing directors: Gregory T. Bier, CPA (Ret), Douglas S. Skidmore and Larry R. Webb, CPCU. Vice Chairman of the Board James E. Benoski, whose term also is expiring, will not stand for re-election. Benoski, age 71, was president, chief operating officer, chief insurance officer of the company until July 2008. As previously announced, he retired from active employment in January 2009. He continues as a director on all subsidiary boards.

Cincinnati Financial plans to report fourth-quarter and year-end 2009 results on Thursday, February 4. A conference call to discuss the results will be held at 11:00 a.m. EST on that day. Details regarding the Internet broadcast of the conference call are available on www.cinfin.com/investors.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2008 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 25. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:
•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events, such as the credit crisis, followed by prolonged periods of economic instability or recession, that lead to:
°	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
°	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
°	Significant rise in losses from surety and director and officer policies written for financial institutions
•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

°	Multi-notch downgrades of the company’s financial strength ratings
°	Concerns that doing business with the company is too difficult
°	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
°	Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
°	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
°	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
°	Increase our expenses
°
Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

°	Limit our ability to set fair, adequate and reasonable rates
°	Place us at a disadvantage in the marketplace
°	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.
* * *